Exhibit 1.1

BeyondSpring Inc.

Underwriting Agreement

2,058,825 Ordinary Shares plus an option to purchase from the
Company up to 308,823 Ordinary Shares to cover over-allotments

July 17, 2019

William Blair & Company, L.L.C.
150 North Riverside Plaza
Chicago, Illinois 60606

Ladies and Gentlemen:

BeyondSpring Inc., a Cayman Islands exempted company (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom William Blair & Company, L.L.C. (the “Representative”) is acting as representative, 2,058,825 ordinary shares, par value $0.0001 per share (“Ordinary Shares”), of the Company (the “Underwritten Shares”). The Company also proposes to grant to the Underwriters an option to purchase up to 308,823 additional Ordinary Shares to cover over-allotments, if any (the “Option Shares” and, together with the Underwritten Shares, the “Shares”).

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used in this Underwriting Agreement shall mean you, as Underwriter, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate. Certain terms used in this Underwriting Agreement are defined in Section 24 hereof.

1.          Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)          The Company has prepared and filed with the Commission a shelf registration statement (file number 333-224437) on Form F-3, including a base prospectus (the “Base Prospectus”), for registration under the Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company has filed the Preliminary Prospectus Supplement, which has previously been furnished to you. The Company will next file with the Commission the Final Prospectus Supplement in accordance with Rule 424(b). As filed, such Final Prospectus Supplement shall contain all information with respect to the Shares and the offering thereof required by the Act and the rules thereunder and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Preliminary Prospectus Supplement) as the Company has advised you, prior to the Execution Time, will be included or made therein. At the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form F-3 under the Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           On the Effective Date, the Registration Statement did, and when the Final Prospectus Supplement is filed in accordance with Rule 424(b), and on the Closing Date (as defined in this Underwriting Agreement) and on any date on which Option Shares are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c)           No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands or the People’s Republic of China (the “PRC”) or the United States or, in each case, to any political subdivision or taxing authority thereof or therein in connection with (A) issuance by the Company of the Shares, (B) the sale and delivery by the Company of the Shares to or for the respective accounts of the several Underwriters in the manner contemplated by this Underwriting Agreement, (C) the purchase from the Company of the Shares, or (D) the execution and delivery of this Underwriting Agreement by the Company (other than stamp duty if this Underwriting Agreement is executed in, or after the execution brought into, the Cayman Islands or PRC).

(d)          Except as described in each of the Registration Statement, the Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Ordinary Shares may under the current laws and regulations of the Cayman Islands be paid to the holders of Shares in U.S. Dollars. Except as described in each of the Registration Statement, the Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the share capital of any of the subsidiaries of the Company in the PRC directly or indirectly owned by the Company or BeyondSpring (HK) Limited may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in U.S. dollars, and except for the withholding tax under the laws and regulations of the PRC, all such dividends and other distributions will be free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any authorizations in the PRC, provided that the remittance of such dividends outside of the PRC complies with the procedures required by the relevant PRC Laws relating to foreign exchange.

(e)            The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(f)          As of the Applicable Time, (i) the Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any electronic road show based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof. The Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares.

(g)           (i) At the time of filing of the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(h)          Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Shares, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus.

(i)           Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document deemed to be part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(j)          Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with full power and authority (corporate or other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, prospects or operations of the Company and its subsidiaries, taken as a whole, or prevent or materially interfere with the consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

(k)           Except as contemplated in the Registration Statement, the Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of common stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities or to investors as part of the existing at-the-market offering program, the grant of options and awards under existing equity incentive plans, or due to the issuance of shares of common stock to the directors in satisfaction of their compensation for serving as a director), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase capital stock, of the Company or any of its subsidiaries, or any material adverse event or any development which could reasonably be expected to result in any material adverse event.

(l)         Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all the issued and outstanding shares in the share capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All the issued and outstanding shares of capital stock or other equity or ownership interests of each subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, except with respect to the unpaid share capital of Dalian Wanchunbulin Pharmaceuticals Ltd. and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, all the issued and outstanding shares of capital stock or other equity or ownership interests of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(m)          There is no franchise, contract or other document of a character required to be described or incorporated by reference in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which has not been so described or filed.

(n)            This Agreement has been duly authorized, executed and delivered by the Company.

(o)           The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued by the Company against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights of any shareholder. The Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Registration Statement, the Disclosure Package and the Prospectus.

(p)          The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(q)           No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus, or as may be required under the Act, the rules of Nasdaq Capital Market (“Nasdaq”) or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(r)            None of the issue and sale of the Shares, the consummation of any other transactions herein contemplated or the fulfillment of the terms hereof, will conflict with, result in a breach or violation of, or impose of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the Memorandum and Articles of Association of the Company, or the charter, by-laws or similar governing documents for any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their properties is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in clauses (ii) and (iii) hereof, where such conflict, breach, violation, or imposition of any lien, charge or encumbrance, would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)            Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus and except for such rights as have been duly waived, (i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Ordinary Shares or shares of any other capital stock or other securities of the Company, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Ordinary Shares or shares of any other capital stock or other securities of the Company and (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Ordinary Shares.

(t)            Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement or to include any such securities in the Registration Statement or the offering contemplated thereby, in each case, except for such rights as have been effectively waived.

(u)           The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries incorporated by reference into the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The financial data set forth under the caption “Capitalization” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v)           No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their properties is pending or, to the knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement.

(w)         Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(x)           Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of Memorandum and Articles of Association, charter, bylaws, or similar governing documents, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, except in clause (ii) and (iii) hereof, individually or in the aggregate, where such violation or default would not reasonably be expected to have a Material Adverse Effect.

(y)         Ernst & Young Hua Ming, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(z)           The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure to so file would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(aa)          No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, in each case that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(bb)        The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(cc)          Subject to the mandatory requirements of the PRC Laws regarding the distribution of dividends, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(dd)         The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses as described in the Disclosure Package and the Prospectus, except where the failure to so possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(ee)          Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in its internal controls over financial reporting.

(ff)          The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(gg)         The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(hh)         In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(ii)           Except as would not reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), with respect to any Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries; (iv) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (v) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (vi) any event or condition giving rise to a liability under Title IV of ERISA; or (vii) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries would reasonably be expected to have any material liability.

(jj)          Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is and has been no failure on the part of the Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply as of the Effective Date, including Section 402 relating to loans.

(kk)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(ll)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm)        Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could reasonably be expected to result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(nn)        Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(oo)          The subsidiaries listed on Exhibit B attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(pp)         Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, to the Company’s knowledge, the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and Prospectus to be conducted. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, (a) to the Company’s knowledge, there are no exclusive rights of third parties to any such Intellectual Property; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others, challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the Company’s knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any non-provisional U.S. patent application held by the Company unpatentable which has not been disclosed to or cited by the U.S. Patent and Trademark Office during the pendency of such patents and applications.

(qq)         The statements contained or incorporated by reference in the Preliminary Prospectus and the Prospectus under the captions “Risk Factors - Risks Related to Our Intellectual Property” and “Business Overview - Intellectual Property,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate in all material respects and fair summaries of such legal matters, agreements, documents or proceedings.

(rr)           All preclinical studies and clinical trials conducted by or on behalf of the Company that are material to the Company and its subsidiaries, taken as a whole, have been adequately described in the Registration Statement, the Disclosure Package and the Prospectus in all material respects. The preclinical studies and clinical trials conducted by or on behalf of the Company were and, if still ongoing, are being conducted in material compliance with all laws and regulations applicable thereto in the jurisdictions in which they are being conducted and with all laws and regulations applicable to preclinical studies and clinical trials from which data will be submitted to support marketing approval, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The descriptions in the Registration Statement, the Disclosure Package and the Prospectus of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived from such studies. The Company has no knowledge of any well-controlled Phase 2 or Phase 3 clinical trial the aggregate results of which call into question in any material respect the results of any clinical trial conducted by or on behalf of the Company that are described or referred to in the Registration Statement, the Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not received any written notices or statements from the U.S. Food and Drug Administration (“FDA”), the China Food and Drug Administration (“CFDA”) or any comparable drug regulatory agency (each a “Regulatory Authority”) imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any preclinical studies or clinical trials that are described or the results of which are referred to in the Registration Statement, the Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not received any notices or statements from any Regulatory Authority, and otherwise has no knowledge that (i) any investigational new drug application for any potential product of the Company has been rejected or determined to be non-approvable or conditionally approvable; or (ii) any license, approval, permit or authorization to conduct any clinical trial of any potential product of the Company has been, will be or is reasonably likely to be suspended, revoked, materially modified or limited.

(ss)          The Company and each of its subsidiaries: (i) are and at all times have been in compliance in all material respects with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, labeling, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”); (ii) have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any Regulatory Authority alleging or asserting any material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possess all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any material term of any such Authorizations; (iv) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Regulatory Authority alleging a violation of any Applicable Laws or Authorizations in connection with any product manufactured or distributed by the Company and, to the knowledge of the Company, no such proceedings have been threatened by any such Regulatory Authority; (v) have not received any written notice that any Regulatory Authority has taken, is taking or will take action to limit, suspend, modify or revoke any Authorizations and, to the knowledge of the Company, no such Regulatory Authority has threatened such action; and (vi) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(tt)           Any Company derived statistical and market related data included in the Disclosure Package and Prospectus have been derived from the records of the Company using systems and procedures which incorporate adequate safeguards to ensure that the data are complete, true and accurate in all material respects and are not misleading; any third party statistical and market related data included in the Disclosure Package and Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(uu)         Under the laws of the Cayman Islands and as described in the Preliminary Prospectus, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions set forth in Section 16 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in respect of taxes, a fine or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Under the laws of the PRC, the choice of law provisions set forth in Section 16 hereof will be recognized by the courts of the PRC and any judgment obtained in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC and the PRC General Principles of Civil Law relating to the enforceability of foreign judgments and the statements set forth in the Prospectus under the caption “Enforcement of Civil Liabilities”.

(vv)         Each of the Company and each of the Company’s directors that signed the Registration Statement is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and as amended on June 22, 2009 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its Chinese counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its Chinese counsel to each of its directors that signed the Registration Statement and each director has confirmed that he or she understands such legal advice.

(ww)        The issuance and sale of the Shares, the listing and trading of the Shares on the Nasdaq or the consummation of the transactions contemplated by this Underwriting Agreement is not and will not be, as of the date hereof, on the Closing Date and on any settlement date, adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules (collectively, the “M&A Rules and Related Clarifications”).

(xx)          Each of the Company and its subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, if applicable, reasonable steps to comply with, and to ensure compliance by each of its stockholders and option holders that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(yy)          As of the date hereof, the M&A Rules did not and do not apply to the issuance and sale of the Shares, the listing and trading of the Shares on Nasdaq, or the consummation of the transactions contemplated by this Underwriting Agreement.

(zz)         Neither the Company nor any of its subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to or pursuant to this Agreement.

(aaa)        The Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.  To the Company’s knowledge, it is in compliance in all material respects with all applicable listing requirements of Nasdaq.

(bbb)       Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ccc)        The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from authorized use, access, misappropriation or modification.

In addition, any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Underwriters.

2.          Purchase and Sale.  i) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $15.895 per Share, the amount of the Underwritten Shares set forth opposite such Underwriter’s name in Schedule I to this Underwriting Agreement.

(b)          Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 308,823 Option Shares at the same purchase price per share as the Underwriters shall pay for the Underwritten Shares, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Shares by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the settlement date. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Shares, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.          Delivery and Payment.  Delivery of and payment for the Underwritten Shares and the Option Shares (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on July 19, 2019, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Shares being called in this Underwriting Agreement the “Closing Date”). Delivery of the Shares shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Shares being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Underwritten Shares and the Option Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver (at the expense of the Company) to the Representative, at 150 North Riverside Plaza, Chicago, Illinois 60606, on the date specified by the Representative (which shall be within three Business Days after exercise of said option) the Option Shares in such names and denominations as the Representative shall have requested for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the Option Shares occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.          Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

5.          Agreements.  The Company agrees with the several Underwriters that:

(a)          Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement (including, in each case, any amendment or supplement through incorporation of any report filed under the Exchange Act) unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)          If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)           If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)           As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)           Upon the Representative’s request, the Company will furnish to the Representative, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) by the Act, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)           The Company will use its reasonable efforts to arrange, if necessary, for the qualification of the Shares for sale (or obtain exemptions from the application of) under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g)           The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Ordinary Shares or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement or such earlier date that the Representative consents to in writing (the “Lock Up Period”), provided, however, that the Company may (i) effect the transactions contemplated hereby, (ii) issue Ordinary Shares, grant options to purchase Ordinary Shares, restricted stock, or restricted stock units or other equity awards pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Disclosure Package and the Prospectus, provided that such awards shall not become exercisable during the restricted period set forth in this Section 5(g), (iii) grant options, restricted shares or other awards to the Company’s directors, employees and consultants under the 2017 Omnibus Incentive Plan as described in the Prospectus, (iv) issue Ordinary Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of options described in the Registration Statement, the Disclosure Package and the Prospectus, (v) file a registration statement on Form S-8 to register Ordinary Shares issuable pursuant to the terms of a stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Disclosure Package and the Prospectus and (vi) issue Ordinary Shares in connection with any joint venture, commercial or collaborative relationship or the acquisition or license by the Company of the securities, businesses, property or other assets of another person or entity or pursuant to any employee benefit plan as assumed by the Company in connection with any such acquisition; provided, however that in the case of clause (vi), (A) such Ordinary Shares shall not in the aggregate exceed 10% of the Company’s outstanding Ordinary Shares immediately following the consummation of the offering of the Shares contemplated by this Underwriting Agreement and (B) the recipient thereof provide to the Representative a signed letter substantially in the form of Exhibit A hereto. If any additional persons shall become directors or officers of the Company prior to the end of the 90 day restricted period referred to in this Section 5(g), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or officer of the Company, to execute and deliver to the Representatives a signed letter substantially in the form of Exhibit A hereto.

(h)          The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(i)           The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus, the Prospectus, and each Issuer Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Underwriting Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees); (vi) any filings required to be made with the FINRA (including filing fees); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares, provided that the Company and the Underwriters shall each be responsible for 50% of the cost of any aircraft chartered in connection with the road show; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations under the Underwriting Agreement. In addition, the Company shall reimburse the Representative for out-of-pocket expenses (including fees and expenses of its counsel and any other independent experts retained by the Representative) reasonably incurred by it in connection with the transactions contemplated hereby; provided that the Company shall not have any obligation to reimburse expenses exceeding $50,000 in the aggregate without the prior approval of the Company.

(j)           The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, which will not be unreasonably withheld, conditioned or delayed, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(k)          The Company will notify promptly the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Act and (b) completion of the 90 day restricted period referred to in Section 5(g) hereof.

6.          Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Shares and the Option Shares, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this Underwriting Agreement as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Underwriting Agreement and to the following additional conditions:

(a)          The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to their use shall have been issued and no proceedings for that purpose shall have been instituted or, to the Company’s knowledge, threatened.

(b)          The Company shall have requested and caused Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit C.

(c)          The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, to have furnished to the Representative their opinions, dated the Closing Date, substantially in the forms attached hereto as Exhibit D-1 and Exhibit D-2.

(d)          The Company shall have requested and caused Han Kun Law Offices, Chinese counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit E.

(e)          The Company shall have requested and caused Knobbe, Martens, Olson & Bear, LLP, intellectual property counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit F.

        (f)          The Representative shall have received from Mayer Brown LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(g)          The Representative shall have received from Fangda Partners, Chinese counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(h)          The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the Chief Executive Officer of the Company and a principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Shares, and the Underwriting Agreement and that:

(i)          the representations and warranties of the Company in the Underwriting Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)          no stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the best of his or her knowledge, threatened; and

(iii)          since the date of the most recent financial statements included in the Disclosure Package and Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(i)          The Company shall have requested and caused Ernst & Young Hua Ming to have furnished to the Representative at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus provided that the specified date referred to in the letter delivered on the Closing Date or any settlement date pursuant to Section 3 shall be no more than two business days prior to the Closing Date or settlement date, as the case may be.

(j)          Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus the effect of which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(k)          Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(l)          Prior to the Closing Date, to the extent required by Nasdaq, the Company shall have submitted a listing of additional shares notification form to Nasdaq with respect to the Shares and shall have received no objections thereto from Nasdaq.

(m)          At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from each officer and director of the Company (and certain shareholders of the Company) addressed to the Representative.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters under this Underwriting Agreement may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Mayer Brown LLP, counsel for the Underwriters, at 1221 Avenue of the Americas, New York, New York 10020, on the Closing Date.

7.          Reimbursement of Underwriters’ Expenses.  If the sale of the Shares provided for in this Underwriting Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement in this Underwriting Agreement or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares. For the avoidance of doubt, it is understood that the Company will not pay or reimburse any costs, fees or expenses incurred by any underwriter that defaults in its obligation to purchase the Underwritten Shares.

8.          Indemnification and Contribution.

(a)          The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)          Each Underwriter agrees severally and not jointly to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Shares (ii) the name of the Underwriter, (iii) the first two sentences under the heading “Underwriting—Commission and Expenses” related to concessions and reallowances, (iv) the paragraphs under the heading “Underwriting—Market Making, Stabilization and Other Transactions” related to stabilization, syndicate covering transactions and penalty bids and (v) the paragraph under the heading “Underwriting—Passive Market Making” related to passive market making transactions in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c)          Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdictions arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Underwriting Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)          Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to paragraph (c) of this Section 8, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

9.          Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters under this Underwriting Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Underwriting Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement, and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default under this Underwriting Agreement.

10.          Termination.  This Underwriting Agreement shall be subject to termination in the sole discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such delivery and payment (i) there has been, since the time of the execution of this Underwriting Agreement or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, any Material Adverse Effect, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading in the Company’s Shares shall have been suspended by the Commission or Nasdaq or trading in securities generally on the New York Stock Exchange or Nasdaq, shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (iv) a banking moratorium shall have been declared by U.S. federal, New York State, or the PRC authorities, (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or (vi) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States, Hong Kong, the PRC or the Cayman Islands of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

11.          Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Underwriting Agreement.

12.          Notices.  All communications under this Underwriting Agreement will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed via overnight delivery service or hand delivered via courier to the Representative c/o William Blair & Company, L.L.C., 150 North Riverside Plaza, Chicago, Illinois 60606, to the attention of Equity Capital Markets (with a copy, which shall not constitute notice, to Mayer Brown LLP, 1221 Avenue of the Americas, New York, New York, 10020, Attention: Anna Pinedo) or, if sent to the Company, will be mailed, delivered or telefaxed to Edward Liu and confirmed to it at 28 Liberty Street, 39th Floor, New York, New York 10005, attention of the Finance Department(with a copy, which shall not constitute notice, to Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, Attention: Andrea L. Nicolás).

13.          Successors.  This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation under this Underwriting Agreement.

14.          No Fiduciary Duty.  The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.          Integration.  This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.          Applicable Law.  This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.          Jurisdiction.  The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed CT Corporation System, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

The provisions of this Section 17 shall survive any termination of this Underwriting Agreement, in whole or in part.

18.          Currency.  Each reference in this Underwriting Agreement to U.S. Dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligations of the Company in respect of any amount due under this Underwriting Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of any of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

19.          Waiver of Immunity.  To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Underwriting Agreement.

20.          Waiver of Jury Trial.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

21.          Counterparts.  This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22.          Recognition of U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States

(c)          As used in this Section 22:

(i)          “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)          “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)          “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)          “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23.          Headings.  The section headings used in this Underwriting Agreement are for convenience only and shall not affect the construction hereof.

24.          Definitions.  The terms that follow, when used in this Underwriting Agreement, shall have the meanings indicated.

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 8:18 a.m., New York City Time, on July 17, 2019 or such other time as agreed by the Company and the Representative.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean, collectively, (i) the Preliminary Prospectus as generally distributed to investors and used to offer the Shares, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iii) the pricing information identified in Schedule III and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“EDGAR” shall mean the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto.

“Final Prospectus Supplement” shall mean the final prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“New York Court” shall mean any U.S. Federal or State court located in the State of New York, City of New York, Borough of Manhattan.

“Preliminary Prospectus” shall mean the Preliminary Prospectus Supplement, together with the Base Prospectus.

“Preliminary Prospectus Supplement” the preliminary prospectus supplement dated July 16, 2019, describing the Shares and the offering thereof.

“Prospectus” shall mean the Final Prospectus Supplement, together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 424,” “Rule 430A” and “Rule 433” refer to such rules under the Act.

 “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)(i) hereof.

 “Underwriting Agreement” or “Agreement” shall mean this agreement relating to the sale of the Shares by the Company to the Underwriters.

“Underwriters” shall mean the several underwriters named in Schedule I to this Underwriting Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

[Signature page follows.]

Very truly yours,

BEYONDSPRING INC

By:	/s/ Lan Huang
	Name:	Lan Huang, PhD
	Title:	CEO

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Steve Maletzky
	Name:	Steve Maletzky
	Title:	Partner, Equity Capital Markets

For itself and the other
several Underwriters named in
Schedule I to the foregoing Agreement

[Signature page – Underwriting Agreement]

SCHEDULE I

Underwriter	Underwritten Shares	Option Shares
William Blair & Company, L.L.C.	2,058,825	308,823
Total	2,058,825	308,823

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

SCHEDULE III

Pricing Information

Underwritten Shares:  2,058,825
Option Shares: 308,823
Price to Public:  $17.00 per share
Underwriting Discount:  $1.105 per share

EXHIBIT A

Form of Lock-Up Agreement

BeyondSpring Inc.
Public Offering of Ordinary Shares

[●], 2019

William Blair & Company, L.L.C.
150 North Riverside Plaza
Chicago, Illinois 60606

Ladies and Gentlemen:

This letter (the “Lock-Up Agreement”) is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”), between BeyondSpring Inc., a Cayman Islands company (the “Issuer”), and William Blair & Company, L.L.C., as representative (the “Representative”) of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten public offering of Ordinary Shares, par value $0.0001 per share (the “Ordinary Shares”), of the Issuer (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of the Issuer or any securities convertible into, or exercisable or exchangeable for such capital stock which are owned by the undersigned or may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (collectively, the “Locked-Up Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof through 90 days after the date of the Underwriting Agreement (the “Lock-Up Period”).

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Locked-Up Securities, or publicly announce an intention to effect any such transaction:

(i)
as a bona fide gift or gifts or by will or intestacy, provided that (i) the donee(s) or transferee(s) thereof agree to be bound in writing by the restrictions set forth herein, and (ii) no public disclosures or filing under the Exchange Act reporting a reduction in beneficial ownership of shares of Ordinary Shares shall be required, or made voluntarily, during the Lock-Up Period,

(ii)
to any member of the immediate family of the undersigned or any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that (i) the transferee agrees to be bound in writing by the restrictions set forth herein, and (ii) no public disclosures or filing under the Exchange Act reporting a reduction in beneficial ownership of shares of Ordinary Shares shall be required, or made voluntarily, during the Lock-Up Period,

(iii)
to the Issuer upon the vesting or exercise of an option or other award granted under a stock incentive plan or stock purchase plan of the Issuer described in the Prospectus (as defined in the Underwriting Agreement) or the conversion or exercise of a warrant of the Issuer described in the Prospectus (in each case, by way of “net” exercise in accordance with their terms, and/or to cover withholding tax obligations in connection with such exercise, but for the avoidance of doubt, excluding all manners of exercise that would involve a sale to a third party of any securities, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise), provided that any such Ordinary Shares received upon such vesting or exercise shall be subject to the terms of this Lock-Up Agreement,

(iv)
to the Issuer, or have Ordinary Shares withheld by the Issuer, solely in connection with the payment of taxes due with respect to the vesting of restricted stock granted under a stock incentive plan or pursuant to a contractual employment arrangement described in the Prospectus,

(v)
in connection with an exercise of an option or other award granted under any stock incentive plan or stock purchase plan of the Issuer described in the Prospectus, provided that the underlying Ordinary Shares shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement,

(vi)
acquired in the Offering or in open market transactions after the Offering, provided that no public disclosures or filing under the Exchange Act reporting a reduction in beneficial ownership of shares of Ordinary Shares shall be required, or made voluntarily, in connection with subsequent sales of such securities,

(vii)
to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or its affiliates, provided that (i) the transferee agrees to be bound in writing by the restrictions set forth herein, (ii) any such transfer shall not involve a disposition for value and (iii) no public disclosures or filing under the Exchange Act reporting a reduction in beneficial ownership of shares of Ordinary Shares shall be required, or made voluntarily,

(viii)
as part of a distribution, transfer or disposition by the undersigned to its limited or general partners, members, stockholders or affiliates (as defined under Rule 12b-2 of the Exchange Act), provided that (i) the transferee agrees to be bound in writing by the restrictions set forth herein, (ii) any such transfer shall not involve a disposition for value and (iii) no public disclosures or filing under the Exchange Act reporting a reduction in beneficial ownership of shares of Ordinary Shares shall be required, or made voluntarily,

(ix)	by operation of law, including pursuant to orders of a court or regulatory agency, a domestic order or negotiated divorce settlement,

(x)
pursuant to any contractual arrangement described in the Prospectus in effect on the date of this Lock-Up Agreement that provides for the repurchase of the undersigned’s Ordinary Shares by the Issuer in connection with the termination of the undersigned’s employment or other service relationship with the Issuer or the undersigned’s failure to meet certain conditions set out upon receipt of such Ordinary Shares, or

(xi)
pursuant to a bona fide third-party tender offer for all outstanding shares of the Issuer, merger, consolidation or other similar transaction made to all holders of the Issuer’s securities involving a change of control of the Issuer (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Ordinary Shares or other such securities in connection with such transaction, or vote any Ordinary Shares or other such securities in favor of any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this Lock-Up Agreement.

Furthermore, nothing in this Lock-Up Agreement shall be deemed to prevent the undersigned from establishing any contract, instruction or plan (a “Plan”) pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (a) such Plan does not provide for the transfer of Locked-Up Securities during the Lock-Up Period and (b) no filing under the Exchange Act nor any other public filing or disclosure of any such action shall be required or voluntarily made by any person during the Lock-Up Period.

Upon the earlier of (i) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the Closing Date (as defined in the Underwriting Agreement), (ii) the Representative, on the one hand, or the Issuer, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering or (iii) the registration statement related to the Offering has been withdrawn, and (iv) September 30, 2019, if the Offering shall not have been consummated by such date, then in each case, this Lock-Up Agreement shall automatically, and without any action on the part of any other party, terminate and be of no further force and effect, and the undersigned shall automatically be released from the obligations under this Lock-Up Agreement.

Notwithstanding any agreement between you and any other person, including without limitation, any person who may be deemed to beneficially own the Ordinary Shares owned or held by the undersigned, to the contrary, the terms of this Lock-Up Agreement shall control.

Very truly yours,

[insert officer, director or shareholder]

By:
Name:
Title:

EXHIBIT B

Subsidiaries

•	Wanchun Biotechnology Limited
•	BeyondSpring Ltd.
•	BeyondSpring Pharmaceuticals, Inc.
•	BeyondSpring (HK) Limited
•	Wanchun Biotechnology (Shenzhen) Ltd.
•	Dalian Wanchunbulin Pharmaceuticals Ltd.

B-1

EXHIBIT C

Opinion of Maples and Calder (Hong Kong) LLP
C-1

EXHIBIT D-1

Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
D-1

EXHIBIT D-1

Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
D-2

EXHIBIT E

Opinion of Han Kun Law Offices
E-1

EXHIBIT F

Opinion of Knobbe, Martens, Olsen &Bear, LLP

F-1